CONNER & WINTERS
                        A PROFESSIONAL CORPORATION

                                  LAWYERS

                           One Leadership Square
                      211 North Robinson, Suite 1700
                    Oklahoma City, Oklahoma  73102-7101
                              (405) 272-5711
                            FAX (405) 232-2695


                             December 13, 1996



Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32606

     Re:  Perma-Fix Environmental Services, Inc.; Form S-8
          Registration Statement; Our File No. 7034.1

Gentlemen:

     We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), for the listing of 176,912 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's following employee benefit plans: Consulting Agreement with C. Lee Daniel, Jr. (12,500 shares); Consulting Agreement with Rita Durocher (9,412 shares); Consulting Agreement with Sam Elam (11,000 shares); Consulting Agreement with R. Keith Fetter (62,500 shares); Consulting Agreement with John Henderson (45,000 shares); Consulting Agreement with Robert Hicks (3,500 shares); Consulting Agreement with
Dr. Jeffrey Sherman (20,000 shares); and, Consulting Agreement with Gary Thomas (13,000 shares).

     In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

     (a) Consulting Agreement, dated November 1, 1996, between the Company and C. Lee Daniel, Jr.;

Perma-Fix Environmental Services, Inc.
December 13, 1996
Page 2

     (b) Consulting Agreement, dated November 1, 1996, between the Company and Rita D. Durocher;

     (c) Consulting Agreement, dated November 1, 1996, between the Company and Sam Elam;

     (d) Consulting Agreement, dated November 1, 1996, between the Company and R. Keith Fetter;

     (e) Consulting Agreement, dated November 8, 1996, between the Company and John Henderson;

     (f) Consulting Agreement, dated November 1, 1996, between the Company and Robert Hicks;

     (g) Consulting Agreement, dated November 1, 1996, between the Company and Dr. Jeffrey Sherman;

     (h) Consulting Agreement, dated September 16, 1996, between the Company and Gary Thomas;

     (i) Unanimous Written Consent of the Board of Directors of the Company, dated November 18, 1996;

     (j)  Registration Statement; and

     (k)  Summary Information regarding Consulting Agreements with
          C. Lee Daniel, Jr., Rita D. Durocher, Sam Elam, R. Keith Fetter, John Henderson, Robert Hicks, Dr. Jeffrey
          Sherman, and Gary Thomas.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that the recipient of the shares of the Company's Common Stock under the respective Consulting
Agreements will have completed the required services and provided bona fide consulting services for such shares and that none of the consulting services to be rendered by the recipient are in connection with the offer or sale of securities or in a capital-raising trans-action, and that any shares of the Company's Common Stock to be issued pursuant to the respective Consulting Agreements will have been registered in accordance with the Securities Act of 1933, as amended, absent the application of an exemption from registration, prior to the issuance of such shares.

Perma-Fix Environmental Services, Inc.
December 13, 1996
Page 3


     In reliance upon and based on such examination and review, we are of the following opinions:

     1. The 12,500 shares of Common Stock which may be issued pursuant to the Consulting Agreement with C. Lee Daniel Jr. will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     2. The 9,412 shares of Common Stock which may be issued pursuant to the Consulting Agreement with Rita D. Durocher will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     3. The 11,000 shares of Common Stock which may be issued pursuant to the Consulting Agreement with Sam Elam will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     4. The 62,500 shares of Common Stock which may be issued pursuant to the Consulting Agreement with R. Keith Fetter will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     5. The 45,000 shares of Common Stock which may be issued pursuant to the Consulting Agreement with John Henderson will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     6. The 3,500 shares of Common Stock which may be issued pursuant to the Consulting Agreement with Robert Hicks will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     7. The 20,000 shares of Common Stock which may be issued pursuant to the Consulting Agreement with Dr. Jeffrey Sherman will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

Perma-Fix Environmental Services
December 13, 1996
Page 4



     8. The 13,000 shares of Common Stock which may be issued pursuant to the Consulting Agreement with Gary Thomas will constitute, when issued pursuant to the terms of such Consulting Agreement, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as
     Exhibit 5 to said Registration Statement.

                                   Sincerely,

                                   CONNER & WINTERS, P.C.

                                   /s/ Conner & Winters, P.C.


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